Exhibit 3.38

State of Delaware Secretary of State Division of Corporations Delivered 01:38 PM 04/30/2004 FILED 01:36 PM 04/30/2004 SRV 040315991 - 3447749 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

STINSON SEAFOOD (2001), INC.

Pursuant to Section 242 of

the General Corporation Law of

the State of Delaware

Stinson Seafood (2001), Inc., a corporation organized and existing under and by virtue of General Corporation Law of the State of Delaware (the “Corporation”, DOES HEREBY CERTIFY:

FIRST: The Certificate of Incorporation of the Corporation is hereby amended by adding a new numeral “11” to read in its entirety as follows:

“11. The Corporation will comply with the requirements of a securityholders’ agreement by and among Connor Bros. Income Fund, Connors Bros., Limited, Connors Commercial Trust, Black’s Harbour Transfer Ltd., Stinson Seafood (2001), Inc., Connors CL GP Limited, CL GP Bumble Bee, Inc., Clover Leaf Seafoods, L.P., Bumble Bee Seafoods, L.P., Bumble Bee Seafoods, LLC, and the senior management of BB Seafoods dated the date hereof”

SECOND: The amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware, (a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such amendment and declaring its advisability by means of a written consent in lieu of a meeting of the Board of Directors of the Corporation and (b) in lieu of a meeting and vote of stockholders, the holders of the capital stock of the Corporation having not less than the minimum number of votes that would have been necessary to adopt such an amendment at a meeting at which all stockholders having a right to vote thereon were present and voted having duly consented in writing to the adoption of such amendment.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the 30th day of April, 2004.

STINSON SEAFOOD (2001), INC.

By	/s/ Bruno Del Bel
	Name:	Bruno Del Bel
	Title:	Vice President

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